UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 24, 2011, Virgin Media Inc. (the “Company”) announced the pricing of the offering of approximately £957 million equivalent aggregate principal amount of senior secured notes due 2021, split into a $500 million U.S. dollar denominated tranche and a £650 million sterling denominated tranche, of  its wholly-owned subsidiary Virgin Media Secured Finance PLC in a private placement to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended  (the “Securities Act”), and outside the United States to certain non-U.S. persons pursuant to Regulation S under the Securities Act. Closing of the transaction  is expected to occur on March 3, 2011, subject to satisfaction of customary closing conditions.

Copies of two press releases issued by the Company in connection with the offering are attached as Exhibits 99.1 and 99.2 incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits

(d)                          Exhibits

99.1                                  Press release dated February 23, 2011 issued by Virgin Media Inc.

99.2                                  Press release dated February 24, 2011 issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 24, 2011	VIRGIN MEDIA INC.

		By:	/s/ Scott Dresser
Scott Dresser
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 23, 2011 issued by Virgin Media Inc.
99.2	Press release dated February 24, 2011 issued by Virgin Media Inc